SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                    -----------------------

                           FORM 8-K



                        CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported) November 19, 1997


           FLORIDA INCOME FUND II, LTD. PARTNERSHIP
               --------------------------------
    (Exact Name of Registrant as Specified in its Charter)



     OHIO                    33-04345               33-1168320
---------------         -------------------         -----------
(State or Other       (Commission file number)    (IRS Employer
Jurisdiction of                                     ID Number)
Incorporation)


   12800 University Drive, Ste 675, Ft. Myers, FL     33907
    -------------------------------------------------------
    (Address of Principal Executive Offices     (Zip Code)


Registrant's telephone number, including area code (941) 481-2011
                                                  ---------------


                              N/A
  -----------------------------------------------------------
  Former Name or Former Address, if Changes Since Last Report
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                       TABLE OF CONTENTS





ITEM 2    DISPOSITION OF ASSETS




SIGNATURES

























Page 2
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                       ITEM 2 - FORM 8-K
                     DISPOSITION OF ASSETS



FORECLOSURE OF PINEBROOK COMMONS SHOPPING CENTER

On November 19, 1997, the first mortgage holder took title to Pinebrook Commons Shopping Center by foreclosure. This event was previously reported as being imminent in a Form 8-K filed on July 8, 1997. That previous filing provides details on the events which led to the foreclosure. That filing also includes certain historical operating revenues and expenses for the property in years 1994, 1995 and 1996.

Pursuant to the information required by Article II of Regulation
S-X, if the Partnership had disposed of the Property at September 30, 1997, the effect on the unaudited financial statements would have been a decrease in net asset value by $2,210,836, a decrease in payables by $4,743, a decrease in other liabilities by $2,505,346, and a decrease in net worth by $299,253.

If this foreclosure had occurred on January 1, 1997, the effect on the unaudited income statement for the nine months ended September 30, 1997 would have been a decrease in revenue by $76,676, a decrease in operating expense by $28,139, a decrease in non-operating expense by $54,211 and a decrease in depreciation and amortization expense by $21,579. All of the foregoing adjustments would have resulted in an increase in net income of $27,253.

All of the foregoing adjustments should be combined with adjustments due to the sale of two other properties in 1997 as reported in 8-K's filed on May 21, 1997 and June 16, 1997.


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                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND II, LTD PARTNERSHIP
(REGISTRANT)



December 3, 1997


/S/LAWRENCE A. RAIMONDI
----------------------------------
LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)



/S/ JOE K. BLACKETER
----------------------------------
JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


















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